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                                                        Exhibit No. EX-99.(h)(3)

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

December 28, 2005

Delaware Investments Municipal Trust
  (formerly Voyageur Investment Trust)
Voyageur Insured Funds
Voyageur Intermediate Tax-Free Funds
Voyageur Mutual Funds
Voyageur Mutual Funds II
Voyageur Tax Free Funds
Delaware Group Tax Free Fund
2005 Market Street
Philadelphia, PA 19103

            Re:        Expense Limitations
                       -------------------
Ladies and Gentlemen:

            By our execution of this letter agreement (the "Agreement"), intending to be legally bound hereby, Delaware Management Company, a series of Delaware Management Business Trust (the "Advisor"), agrees that in order to improve the performance of certain portfolios of the above listed registered investment companies, which are comprised of the individual series listed on Exhibit A attached hereto (together, the "Funds") the Advisor shall, from December 30, 2005 through December 31, 2006, waive all or a portion of its investment advisory fees and/or reimburse expenses (excluding any 12b-1 plan expenses, taxes, interest, brokerage fees, certain insurance costs and extraordinary expenses) in an aggregate amount equal to the amount by which each Fund's total operating expenses (excluding any 12b-1 plan expenses, taxes, interest, brokerage fees, certain insurance costs and extraordinary expenses) exceeds the total operating expense ratios (excluding any 12b-1 plan expenses, taxes, interest, brokerage fees, certain insurance costs and extraordinary expenses) listed on Exhibit A attached hereto.

            The Advisor acknowledges that it (1) shall not be entitled to collect on or make a claim for waived fees at any time in the future, and (2) shall not be entitled to collect on or make a claim for reimbursed Fund expenses at any time in the future.

                                   Delaware Management Company, a series of Delaware Management Business Trust

                                   By: /s/ Jude T. Driscoll
                                       ----------------------------
                                       Name:  Jude T. Driscoll
                                       Title: President/Chief Executive Officer
                                       Date:  December 28, 2005



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Your signature below acknowledges acceptance of this Agreement:

Delaware Investments Municipal Trust
  (formerly Voyageur Investment Trust)
Voyageur Insured Funds
Voyageur Intermediate Tax-Free Funds
Voyageur Mutual Funds
Voyageur Mutual Funds II
Voyageur Tax Free Funds
Delaware Group Tax Free Fund


By: /s/ Jude T. Driscoll
    ----------------------------
    Name:  Jude T. Driscoll
    Title: President/Chief Executive Officer
    Date:  December 28, 2005






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                                    EXHIBIT A

Investment Company/Fund                     Total Expense Limit
-----------------------                     -------------------

VOYAGEUR INSURED FUNDS
Tax-Free Arizona Insured Fund                      0.50%
Tax-Free Minnesota Insured Fund                    0.64%
VOYAGEUR INTERMEDIATE TAX FREE FUNDS
Tax-Free Minnesota Intermediate Fund               0.60%
DELAWARE INVESTMENTS MUNICIPAL TRUST
  (FORMERLY VOYAGEUR INVESTMENT TRUST)
Tax-Free Florida Insured Fund                      0.61%
Tax-Free Missouri Insured Fund                     0.65%
Tax-Free Oregon Insured Fund                       0.60%
VOYAGEUR MUTUAL FUNDS
Minnesota High-Yield Municipal
  Bond Fund                                        0.64%
National High-Yield Municipal
  Bond Fund                                        0.65%
Tax-Free New York Fund                             0.40%
Tax-Free California Fund                           0.63%
Tax-Free Idaho Fund                                0.60%
VOYAGEUR MUTUAL FUNDS II
Tax-Free Colorado Fund                             0.68%
VOYAGEUR TAX FREE FUNDS
Tax-Free Minnesota Fund                            0.68%
DELAWARE GROUP TAX FREE FUND
Tax-Free USA Intermediate Fund                     0.60%
Tax-Free USA Fund                                  0.62%
Tax-Free Insured Fund                              0.67%